                                                                    EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
---------------------

       MORTGAGEIT HOLDINGS, INC. REPORTS FOURTH QUARTER AND YEAR-END 2004
                                FINANCIAL RESULTS

    - COMPANY FILES 10-K, RESTATES PRIOR RESULTS TO REFLECT CHANGE IN FAS 133
           ACCOUNTING TREATMENT; DIVIDENDS AND CASH FLOW UNAFFECTED -

New York, N.Y., March 31, 2005-- MortgageIT Holdings, Inc. (NYSE: MHL), a
residential mortgage company organized as a real estate investment trust (REIT), today announced financial results for the fourth quarter and year ended December
31, 2004. Coincident with this press release, the Company also filed its Form
10-K with the Securities and Exchange Commission.

MortgageIT Holdings, Inc. reported consolidated net income for the fourth quarter of $1.8 million, or $0.09 per diluted share, and earnings of $(8.4)
million, or $(0.44) per pro forma diluted share, for the year ended December 31,
2004. As reported in the Company's February 14, 2005 press release, mortgage funding volume for the year topped $13 billion, a Company record, including $4.4 billion in the fourth quarter. The Company also announced a change in accounting treatment for certain hedging activities related to compliance with Statement of
Financial Accounting Standards No. 133, "Accounting for Derivative Instruments
and Hedging Activities" ("FAS 133"). The Company has effected a restatement for all affected periods through its Form 10-K filing.

Doug Naidus, Chairman and Chief Executive Officer, commented, "The FAS 133 related accounting adjustments announced today do not impact our past or future dividends, and have no effect on the Company's cash flows. FAS 133 is a rigorous and complex accounting standard that creates compliance challenges for many well-established companies. Our non-compliance with FAS 133 in prior periods was a matter of not meeting certain detailed documentation and testing requirements, and does not relate to the economic effectiveness of our hedging program, which has achieved our objectives. The Company has taken significant additional steps to ensure future documentation and testing compliance with FAS 133."

"These matters aside, 2004 was a very successful year for the Company on many fronts, and the beginning of 2005 has been better than anticipated. The growth of the portfolio has enabled us to declare a first quarter dividend of $0.48 per share, our first regular quarterly dividend. In addition, we have continued to expand our mortgage origination franchise which has resulted in an increase in our funding guidance for the first quarter of 2005."

FINANCIAL RESULTS FOR 2004 FOURTH QUARTER AND FISCAL YEAR

Results for the fourth quarter 2004 reflect for the first time a full three-month period of REIT operations, following the Company's initial public offering and reorganization as a REIT on August 4, 2004. Prior to August 4,
2004, the Company's operations consisted exclusively of its mortgage banking business, MortgageIT, Inc., which is now owned and operated by MortgageIT
Holdings, Inc. and serves as the Company's taxable REIT subsidiary (TRS).

     o    As of today the Company has transferred $3.1 billion of loans from the
          TRS into its investment portfolio. On January 19, 2005, the Company closed its third loan securitization of $1.0 billion bringing the securitized loan total to $2.4 billion. The Company expects to complete a fourth securitization of loans that comprise its current
          $3.1 billion portfolio early in the second quarter of 2005.

     o    The Company's consolidated net income for the fourth quarter was $1.8 million, or $0.09 per diluted share. For the full-year, net income was
          $(8.4) million, or $(0.44) per pro forma diluted share.

OUTLOOK AND GUIDANCE

     o    The Company expects to meet or exceed the guidance for the first quarter of 2005 that was provided in its February 14, 2005 press release, and has raised its first quarter 2005 loan funding volume expectation from between $3.5 to $4.0 billion up to $4.2 to $4.4 billion, which would represent an increase of 93% to 102% over the first quarter of 2004.

RESTATEMENT OF FINANCIAL RESULTS

On March 25, 2005, management and the Audit Committee of the Board of Directors determined to restate the Company's financial statements for its quarters ended
March 31, June 30, and September 30, 2004, as well as for the fiscal years ended
December 31, 2002 and 2003. The restatement is limited to the Company's reporting of its derivative instruments and hedging activities pursuant to FAS
133. The Company's previously released financial results for the years ended
December 31, 2002 and 2003 included unqualified opinions issued by its independent registered public accounting firm BDO Seidman, LLP (BDO), and the
Company's previously issued quarterly reports for the second and third quarters of 2004 were reviewed by BDO prior to issuance. The Company has discussed the restatement with BDO, and both parties concur that these previously issued financial statements, and the previously issued reports of BDO on the Company's financial statements for the years ended December 31, 2002 and 2003, should no longer be relied upon. The Audit Committee voluntarily advised the staff of the
Securities and Exchange Commission of the possibility of a restatement, and the
Company is cooperating with the staff's informal inquiry into the matter.

The Company previously applied FAS 133 to the Company's loans held for sale, which were marked to market in each reporting period and the resulting change was recorded in earnings, and previously had not classified or accounted for certain forward sales commitments allocated to funded mortgage loans held for sale as free-standing derivatives and therefore had not carried these instruments at their fair value. In addition, the Company had also previously applied FAS 133 to its cash flow hedging, with the result that both realized and unrealized derivative gains and losses were recorded in Other Comprehensive
Income ("OCI") in the Company's balance sheets and amortized over the expected life of the liabilities funding the Company's investment portfolio.

As a result of the recent review, the Company has concluded that it did not fully satisfy FAS 133 accounting standards during the before-mentioned periods.
Accordingly, derivative instruments used in hedging activities and loans held for sale have been accounted for as follows:

     o    For the restated periods, all loans held for sale are recorded at the lower of cost or market.

     o    For the restated periods, forward sales commitments are accounted for as free-standing derivatives and any changes to fair value are recorded in earnings.

     o    For the restated periods, derivative cash flow hedge gains and losses are now recorded in earnings in the period in which they occurred.

     o    In the fourth quarter of 2004, the Company qualified for FAS 133 fair value hedging treatment for loans held for sale (excluding loans allocated to forward sales commitments) and such loans and the related derivative instruments are reported at fair value with the gains and losses reported through earnings.

     o    From November 24 through December 31, 2004, the Company qualified for
          FAS 133 cash flow hedge accounting for its interest rate caps and swaps.

The foregoing changes are not expected to impact the Company's taxable income or cash flow, which is the basis for determining REIT dividends to the Company's stockholders, including the Company's first quarterly dividend of $0.48 per share announced earlier this month. However, revenue, pre-tax and after-tax earnings in each of the years 2002 and 2003 and each of the first three quarters of 2004 have changed as reflected in the tables below.

FUTURE COMPLIANCE WITH FAS 133
------------------------------

The Company will seek to comply with the strict standards as they relate to testing and documentation under FAS 133 in all respects for future periods. FAS
133 hedge accounting standards serve to match the timing of changes in the value of assets versus derivatives and in the cash flows of liabilities versus derivatives. The Company believes that application of FAS 133 is the most appropriate way to report the economic results of our mortgage banking and portfolio investment activities in our financial statements.

     o    The Company expects that it will comply with the documentation requirements of FAS 133 for all loans held for sale, including loans allocated to forward sales commitments, as of the end of the first quarter of 2005.

     o    The Company expects to continue to be in compliance with the documentation requirements of FAS 133 as it relates to its cash flow hedging activities for interest rate caps and swaps.

     o    The Company does not expect to be in compliance with FAS 133 for the majority of the first quarter as it relates to Eurodollar futures contracts used in its investment portfolio activities. The impact of non-compliance in the first quarter of this year will be a gain of approximately $12.5 million, as of March 29, 2005.

CONFERENCE CALL INFORMATION

Because the Company is filing its complete financial results in its Form 10-K coincident with this press release, it will not hold a conference call to discuss its results. The Company expects to hold its next conference call upon release of its 2005 first quarter results, which will be released the week of
May 9, 2005.

ABOUT MORTGAGEIT HOLDINGS, INC.

MortgageIT Holdings, Inc. (NYSE: MHL) was formed to act as the holding company of MortgageIT, Inc. (MortgageIT), its wholly owned residential mortgage lending subsidiary. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family residential mortgage loans of all types, with particular focus on prime adjustable-rate (ARM) and fixed-rate, first-lien residential mortgage loans. MortgageIT Holdings is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. MortgageIT is MortgageIT Holdings' taxable REIT subsidiary.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
including statements relating to our ability to fund a fully-leveraged, self-originated loan portfolio, our anticipated loan funding volume and our ability to pay dividends as well as our future compliance with the requirements of FAS 133. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. MortgageIT Holdings can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from
MortgageIT Holdings' expectations include, but are not limited to, MortgageIT's continued ability to originate new loans, including loans that we deem suitable for our securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in
MortgageIT Holdings' annual report on Form 10-K for the fiscal year ended
December 31, 2004 and from time to time in MortgageIT Holdings' SEC Reports.
Such forward-looking statements speak only as of the date of this press release.
MortgageIT Holdings expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

FOR ADDITIONAL INFORMATION CONTACT:

Investors
---------
Sean McGrath
MortgageIT Holdings, Inc.
212-651-4637

Media
-----
Ted Stacer
MortgageIT Holdings, Inc.
212-651-7653

Joe LoBello
Brainerd Communicators, Inc.
212-986-6667

                            MortgageIT Holdings, Inc.
                   CONSOLIDATED FINANCIAL HIGHLIGHTS FOR 2004
                                 ($ in millions)

--------------------------------------------------------------------------------------------------------------
RESTATED FINANCIALS                                       4TH QTR*  3RD QTR   2ND QTR   1ST QTR       2004
--------------------------------------------------------------------------------------------------------------

Total Revenues - as restated                               45.20     22.63     36.57     25.88       130.28
--------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   43.03     34.84     32.88     26.37       137.11
--------------------------------------------------------------------------------------------------------------
Income Before Taxes - as restated                           2.18    (12.21)     3.70     (0.50)       (6.83)
--------------------------------------------------------------------------------------------------------------
Income Taxes - as restated                                  0.41     (0.24)     1.67     (0.22)        1.62
--------------------------------------------------------------------------------------------------------------
Net Income - as restated                                    1.76    (11.97)     2.03     (0.27)       (8.45)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
IMPACT OF RESTATEMENT ON REVENUES AND INCOME
--------------------------------------------------------------------------------------------------------------
Mortgage banking hedge program                              0.04      0.14     (1.03)    (1.42)       (2.27)
--------------------------------------------------------------------------------------------------------------
Investment portfolio hedge program                          2.29     (9.86)        -         -        (7.56)
--------------------------------------------------------------------------------------------------------------
Net effect of restatement on revenues and pre-tax income    2.33     (9.72)    (1.03)    (1.42)       (9.84)
--------------------------------------------------------------------------------------------------------------
Net effect of restatement on net income                     1.97     (9.33)    (0.81)    (0.82)       (8.99)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
RECONCILIATION TO PREVIOUSLY REPORTED FINANCIALS
--------------------------------------------------------------------------------------------------------------
Net Income - as originally reported                         N/A      (2.63)     2.84      0.55         N/A
--------------------------------------------------------------------------------------------------------------
Adjustment for restatement                                  N/A      (9.33)    (0.81)    (0.82)        N/A
--------------------------------------------------------------------------------------------------------------
Net Income - as restated                                    N/A     (11.97)     2.03     (0.27)        N/A
--------------------------------------------------------------------------------------------------------------

* The fourth quarter and full year 2004 results were not previously reported and therefore are not restated.

                            MortgageIT Holdings, Inc.
                   CONSOLIDATED FINANCIAL HIGHLIGHTS FOR 2003
                                 ($ in millions)

--------------------------------------------------------------------------------------------------------------
RESTATED FINANCIALS                                       4TH QTR   3RD QTR   2ND QTR   1ST QTR       2003
--------------------------------------------------------------------------------------------------------------

Total Revenues - as restated                               33.38     43.15     45.89     39.53       161.95
--------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   30.74     36.87     37.07     29.19       133.87
--------------------------------------------------------------------------------------------------------------
Income Before Taxes - as restated                           2.64      6.28      8.81     10.34        28.07
--------------------------------------------------------------------------------------------------------------
Income Taxes - as restated                                  0.36      0.85      1.19      1.40         3.80
--------------------------------------------------------------------------------------------------------------
Net Income - as restated                                    2.28      5.43      7.62      8.94        24.28
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
IMPACT OF RESTATEMENT ON REVENUES AND INCOME
--------------------------------------------------------------------------------------------------------------
Mortgage banking hedge program                              1.64     (1.76)     1.39      5.18         6.45
--------------------------------------------------------------------------------------------------------------
Investment portfolio hedge program                             -         -         -         -            -
--------------------------------------------------------------------------------------------------------------
Net effect of restatement on revenues and pre-tax income    1.64     (1.76)     1.39      5.18         6.45
--------------------------------------------------------------------------------------------------------------
Net effect of restatement on net income                     0.34     (0.59)     2.04      4.72         6.51
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
RECONCILIATION TO PREVIOUSLY REPORTED FINANCIALS
--------------------------------------------------------------------------------------------------------------
Net Income - as originally reported                         1.94      6.02      5.58      4.22        17.77
--------------------------------------------------------------------------------------------------------------
Adjustment for restatement                                  0.34     (0.59)     2.04      4.72         6.51
--------------------------------------------------------------------------------------------------------------
Net Income - as restated                                    2.28      5.43      7.62      8.94        24.28
--------------------------------------------------------------------------------------------------------------

                            MortgageIT Holdings, Inc.
                   CONSOLIDATED FINANCIAL HIGHLIGHTS FOR 2002
                                 ($ in millions)

--------------------------------------------------------------------
RESTATED FINANCIALS                                         2002
--------------------------------------------------------------------
Total Revenues - as restated                               93.52
--------------------------------------------------------------------
Total Operating Expenses                                   92.41
--------------------------------------------------------------------
Income Before Taxes - as restated                           1.11
--------------------------------------------------------------------
Income Taxes - as restated                                  0.25
--------------------------------------------------------------------
Net Income - as restated                                    0.86
--------------------------------------------------------------------

--------------------------------------------------------------------
IMPACT OF RESTATEMENT ON REVENUES AND INCOME
--------------------------------------------------------------------
Mortgage banking hedge program                             (6.57)
--------------------------------------------------------------------
Investment portfolio hedge program                             -
--------------------------------------------------------------------
Net effect of restatement on revenues and pre-tax income   (6.57)
--------------------------------------------------------------------
Net effect of restatement on net income                    (6.57)
--------------------------------------------------------------------

--------------------------------------------------------------------
RECONCILIATION TO PREVIOUSLY REPORTED FINANCIALS
--------------------------------------------------------------------
Net Income - as originally reported                         7.43
--------------------------------------------------------------------
Adjustment for restatement                                 (6.57)
--------------------------------------------------------------------
Net Income - as restated                                    0.86
--------------------------------------------------------------------

                            MORTGAGEIT HOLDINGS, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (AUDITED)

                                                     THREE MONTHS ENDED                TWELVE MONTHS ENDED

                                                     DEC. 31,    DEC. 31,              DEC. 31,    DEC. 31,
                                                       2004        2003                  2004        2003
                                                   ----------------------             ----------------------

Revenues:
  Gain on sale of mortgage loans                    $ 20,763    $ 16,596               $ 70,397    $ 87,215
  Brokerage revenues                                   6,739      14,212                 36,283      63,030
  Net interest income                                 15,401       2,548                 30,887      10,720
  Realized gain (loss) on hedging instruments          2,004                            (7,852)           0
  Other                                                  294          20                    566         980
Total revenues                                        45,201      33,376                130,281     161,945

Operating expenses:

  Compensation and employee benefits                  25,155      17,964                 82,077      77,851
  Processing expenses                                  7,651       5,788                 24,603      27,828
  General and administrative expenses                  4,707       2,699                 12,321       9,867
  Rent                                                 2,008       1,598                  7,670       6,483
  Marketing, loan acquisition and business
  development                                          1,076       1,481                  4,203       6,504
  Professional fees                                    1,659         585                  3,510       2,930
  Depreciation and amortization                          770         622                  2,726       2,408
Total operating expenses                              43,026      30,737                137,110     133,871

  Income (loss) before income taxes                    2,175       2,639                (6,829)      28,074
  Income taxes                                           413         357                  1,617       3,799

Net Income (loss)                                      1,762       2,282                (8,446)      24,275

Dividends on convertible redeemable preferred
stock, accrued and unpaid                                  0       1,640                  3,947       6,299

Net income (loss) attributable to common
stockholders                                           1,762         642               (12,393)      17,976

Net income (loss) per share of common stock(1):
Basic                                               $   0.09    $   1.24              $  (1.46)    $  34.71
Diluted                                             $   0.09    $   0.48              $  (1.46)    $   5.23
Weighted average number of shares - basic             19,405         517                  8,517         518
Weighted average number of shares - diluted           19,760       4,734                  8,517       4,644

(1) Reflects the impact on net income per share attributable to common stockholders, on a retroactive basis, for all periods presented, assuming that the exchange of all common shares of MortgageIT (assuming each share of the
Company's common stock was exchanged for approximately 12.80 shares of
MortgageIT) pursuant to the reorganization (as described in the Company's
Registration Statement on Form S-11 that was declared effective by the
Securities and Exchange Commission on July 29, 2004) had occurred on January 1,
2003.

                            MORTGAGEIT HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (AUDITED)

                                                                       As of Dec 31, 2004       As of Dec 31, 2003
                                                                     ----------------------    --------------------

ASSETS
Cash and cash equivalents                                                  $        70,224          $      22,261
Restricted cash                                                                      1,679                  1,517
Marketable securities held to maturity, pledged to creditors                         7,546                  1,419
Portfolio ARM loans
   ARM loans collateralizing debt obligations, net                               1,432,692                      -
   ARM loans held for securitization, net                                        1,166,961                      -
      Total Portfolio ARM loans                                                  2,599,653                      -
Mortgage loans held for sale pledged to secure warehouse line                      784,592                324,753
Hedging instruments                                                                 19,526                    343
Accounts receivables, net of allowance                                              28,731                 10,301
Prepaids and other current assets                                                    7,803                  5,538
Goodwill                                                                            11,639                 11,665
Property and equipment, net                                                          5,567                  5,324
Total assets                                                               $     3,536,960          $     383,121

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
   Collateralized debt obligations, net                                    $     1,328,096          $           -
   Warehouse lines payable                                                       1,869,385                300,699
   Repurchase agreements                                                            67,674                      -
   Hedging instruments                                                               1,145                  3,202
   Note payable and other debt                                                      15,000                  1,125
Accounts payable, accrued expenses and other liabilities                            63,993                 30,996
Total liabilities                                                                3,345,293                336,022

COMMITMENTS AND CONTINGENCIES

Convertible redeemable preferred stock: 22,000,000 shares
authorized; 15,082,973 issued and outstanding                                            -                 62,557

STOCKHOLDERS' EQUITY (DEFICIT)

MortgageIT Holdings common stock, $.01 par value; 125,000,000
shares authorized;  19,405,537 issued and outstanding                                  194                      -

MortgageIT, Inc. common stock, Class A, $01 par value;
1,895,000 shares authorized; 517,835 issued and outstanding (1)                          -                      5

Additional paid-in capital                                                         238,405                  3,955
Unearned compensation - restricted stock                                            (6,196)                     -
Accumulated other comprehensive income (loss)                                         (387)                     -
Accumulated deficit                                                                (40,349)               (19,418)
Total stockholders' equity (deficit)                                               191,667                (15,458)
Total liabilities and stockholders' equity (deficit)                       $     3,536,960          $     383,121

                            MORTGAGEIT HOLDINGS, INC.
                               SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                      Three       Twelve
                                                     Months       Months
                                                   Ended Dec.   Ended Dec.
                                                    31, 2004     31, 2004
                                                  -------------------------
Revenues:
  Mortgage investment operations                   $   10,327    $   9,236
  Mortgage banking operations                          42,524      138,792
  Eliminations                                         (7,650)     (17,747)
                                                  -------------------------
Consolidated revenues                                  45,201      130,281
                                                  =========================

Net income (loss):
  Mortgage investment operations                   $    8,264    $   6,200
  Mortgage banking operations                             501        1,964
  Eliminations                                         (7,003)     (16,610)
                                                  -------------------------
Consolidated income (loss)                              1,762       (8,446)
                                                  =========================

                                                   At Dec. 31,
                                                       2004
                                                   ------------
Segment assets:
  Mortgage investment operations                   $ 2,435,967
  Mortgage banking operations                        1,117,160
  Eliminations                                         (16,167)
                                                   ------------
Consolidated assets                                  3,536,960
                                                   ============